UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:  November 15, 2017

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 3811 New York, NY 10004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the DIP Financing Agreement and the conversion of the Debtors’ Existing ABL Facility is incorporated herein by reference. All capitalized terms not otherwise defined in this Item 1.01 shall have the meaning provided in Item 1.03.

On November 15, 2017, Real Alloy Germany GmbH entered into an amendment (the “Factoring Amendment”) to the Factoring Agreement dated as of February 27, 2015 with TARGO Commercial Finance AG, as successor in interest to GE Capital Bank AG (the “Factoring Agreement”).  Pursuant to the Factoring Amendment, the parties agreed that it would no longer be a “cross-default” under the Factoring Agreement if Real Alloy becomes a debtor-in-possession under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), provided that Real Alloy enters into a debtor-in-possession credit agreement approved by a bankruptcy court.

The foregoing description of the Factoring Amendment does not purport to be complete and is qualified in its entirety by reference to the Factoring Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

On November 17, 2017 (the “Petition Date”), Real Industry, Inc. (the “Company”) and Real Alloy Intermediate Holding, LLC, Real Alloy Holding, Inc. and its U.S. wholly owned subsidiaries (collectively,  “Real Alloy” and, together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of the Bankruptcy Code.  Real Alloy’s Germany, United Kingdom, Norway, Canada and Mexico operations and its Goodyear, Arizona joint venture are not included in these filings.  These cases (the “Chapter 11 Cases”) are being jointly administered. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, the Debtors filed various “first day” motions seeking Bankruptcy Court approval, including, without limitation, approval of debtor-in-possession financing on the terms set forth in (i) that certain term sheet for a Senior Secured Super-Priority Debtor-in-Possession Note Purchase Agreement (the “Note Purchase Agreement”), by and among Real Alloy Holding, Inc. as issuer and certain holders of Real Alloy Holding’s outstanding senior secured 10.0% notes (the “Existing Notes”) as purchasers  (the “Purchasers”), and (ii)  that certain Debtor-in-Possession ABL Credit Agreement (the “ABL Credit Agreement”, and together with the Note Purchase Agreement, the “DIP Financing Agreements”) by and among Real Alloy as borrowers and Bank of America N.A. as lender (the “Lender” or “Bank of America”).  The DIP Financing Agreements will provide for approximately $365 million in debtor-in-possession financing (the “DIP Financing”), which includes the conversion of Real Alloy’s existing ABL facility with the Lender (as set forth in the Revolving Credit Agreement, dated as of March 14, 2017, by and among Real Alloy and the other borrowers thereunder and Bank of America; such facility, the “Existing ABL Facility”), up to $85 million in new notes and the “roll-up” of $170 million in Existing Notes into new notes (“Roll-Up Notes”).  Up to $50 million of the DIP Financing will become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Financing on an interim basis, which such interim approval was sought on the Petition Date and is expected to be heard by the Bankruptcy Court on November 20, 2017, with the balance of the DIP Facility due upon entry of a final order. For the avoidance of doubt, the Company is not a borrower, guarantor or credit party under the DIP Financing.

The proceeds of the DIP Financing will be used by Real Alloy for (i) general working capital and operational expenses; (ii) administration of the Chapter 11 Cases (other than the Chapter 11 case of the Company);  (iii) refinancing certain existing prepetition debt; and (iv) costs, expenses, and all other payment amounts contemplated in the DIP Financing Agreement, in any such case, in accordance with a 13-week cash flow and operating forecast in form and substance approved by the Lender and Purchasers (subject to any variances permitted by the DIP Financing Agreement).

The maturity date of the loans and notes made under the DIP Financing is the earlier of six months from the Petition Date and the closing date of a sale of the Real Alloy business. The outstanding principal on the notes under the Note Purchase Agreement will bear interest at a rate of 11.5% per annum payable monthly in cash in arrears.  The Roll-Up Notes will bear interest at a rate of 10.0% per annum accrued monthly and payable at maturity.  The outstanding principal on the loans under the ABL Credit Agreement will bear interest at a rate of either (1) the Base Rate (as defined below) plus 2.25% or (2) the LIBOR plus 3.25%.

The “Base Rate” is equal to the greater of (a) the prime rate, (b) the federal funds rate plus 0.50%, and (c) the LIBOR rate for a 30-day interest period. “LIBOR” means the per annum rate of interest equal to the London Interbank Offered Rate or comparable or successor rate as published on the applicable Reuters screen page for such interest period.

The DIP Financing is subject to certain customary covenants and events of default as set forth in the DIP Financing Agreement.

The foregoing descriptions of the term sheets for the ABL Credit Agreement and Note Purchase Agreement comprising the DIP Financing Agreements do not purport to be complete and are qualified in their entirety by reference to the term sheets for the ABL Credit Agreement and Note Purchase Agreement filed hereto as Exhibit 10.2 and Exhibit 10.3,  respectively, and are incorporated herein by reference.

Item 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases is an “Event of Default” under the Existing ABL Facility.  The occurrence of an Event of Default in connection with a voluntary bankruptcy proceeding under the Existing ABL Facility automatically triggers the unpaid principal amount of all outstanding loans and all interest accrued and unpaid thereon to become immediately due and payable, and Bank of America may seek bankruptcy court authority to exercise all rights and remedies available to it under the agreement, including by enforcing any rights to the collateral provided under the agreement.

The filing of the Chapter 11 Cases is also an “Event of Default” under the Existing Notes pursuant to the Indenture dated as of January 8, 2015 between Real Alloy Holding, Inc., Real Alloy Intermediate Holding, LLC, and Wilmington Trust, National Association (“Wilmington Trust”), as trustee and notes collateral trustee (the “Indenture”).  The occurrence of an Event of Default in connection with a voluntary bankruptcy proceeding under the Existing Notes automatically triggers the unpaid principal and accrued but unpaid interest on all the Existing Notes to be due and payable, and Wilmington Trust, as trustee and notes collateral trustee, may seek bankruptcy court authority to exercise all rights and remedies available to it under the Indenture, including by enforcing any rights to the collateral provided under the Indenture or related agreements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

Effective November 16, 2017, the Company appointed Michael Hobey as President and interim Chief Executive Officer and entered into a new employment agreement with Mr. Hobey (the “Hobey Agreement”), which provides for (i) an annual base salary of $175,000 payable by the Company for service as President and interim Chief Executive Officer of the Company and (ii) an annual base salary of $343,000 payable by Real Alloy for service as Executive Vice President and Chief Financial Officer of Real Alloy.  The Hobey Agreement provides that Mr. Hobey will be eligible for the key employee incentive program for Real Alloy that is expected to be approved by the Bankruptcy Court, which program will be based on specific individual and corporate performance criteria as recommended and approved by the compensation committee of the Company’s Board of Directors.  The new employment agreement does not provide for any severance obligations to Mr. Hobey in the event of the subsequent termination of his employment with the Company and/or Real Alloy.  Mr. Hobey’s new employment agreement supersedes and replaces any prior contractual arrangements with the Company and/or Real Alloy, including, without limitation, the Company’s Management Continuity Plan, effective as of May 19, 2016 (the “Management Continuity Plan”) and his prior letter agreement with the Company, dated as of February 27, 2015.

Effective November 16, 2017, Kyle Ross entered into a new employment agreement with the Company (the “Ross Agreement”), which provides for an annual base salary of $400,000 payable by the Company.  Mr. Ross will continue to serve as Chief Investment Officer of the Company but will no longer serve as President or Chief Executive Officer of the Company.  Mr. Ross also resigned from the Board of Directors of the Company effective as of November 16, 2017.  Mr. Ross’ resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Ross Agreement provides that Mr. Ross’s employment shall not be terminated earlier than 90 days after the effective date of the Ross Agreement, other than for cause.  The Ross Agreement does not provide for any severance obligations to Mr. Ross in the event of the subsequent termination of his employment with the Company.  The Ross Agreement supersedes and replaces any prior contractual arrangements with the Company, including, without limitation, the Company’s Management Continuity Plan and his prior September 13, 2016 letter agreement and his August 1, 2015 Evergreen Employment Agreement with the Company.

Effective November 16, 2017, the Company entered into a new employment agreement with Kelly G. Howard, the Company’s General Counsel, Executive Vice President and Secretary (the “Howard Agreement”), which provides for an annual base salary consisting of $325,000.  The Howard Agreement provides that Ms. Howard’s employment shall not be terminated earlier than 90 days after the effective date of the Howard Agreement, other than for cause. The Howard Agreement does not provide for any severance obligations to Ms. Howard in the event of the subsequent termination of her employment with the Company.  The Howard Agreement supersedes and replaces any prior contractual arrangements with the Company, including, without limitation, the Management Continuity Plan and her prior December 12, 2016 letter agreement with the Company.

Effective as of November 15, 2017, John Miller, the Company’s Executive Vice President of Operations, resigned from the Company.

The foregoing descriptions of the Hobey Agreement, Ross Agreement and Howard Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements filed hereto as Exhibits 10.4, 10.5 and 10.6, respectively, and which are incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a website administered by the Company’s claims agent, Prime Clerk, at cases.primeclerk.com/realindustry.

On November 17, 2017, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01  Financial Statements and Exhibits.

(d) EXHIBITS.  The following exhibits are filed herewith:

Exhibit 10.1Amendment Agreement to the Factoring Agreement, dated November 15, 2017, by and between Real Alloy Germany GmbH and TARGO Commercial Finance AG.

Exhibit 10.2Term Sheet dated November 17, 2017 for the ABL Credit Agreement for the Real Alloy Debtors.

Exhibit 10.3Term Sheet dated November 17, 2017 for the Note Purchase Agreement for the Real Alloy Debtors.

Exhibit 10.4Employment Agreement, dated November 16, 2017, by and between Michael J. Hobey and Real Industry, Inc.

Exhibit 10.5Employment Agreement, dated November 16, 2017, by and between Kyle Ross and Real Industry, Inc.

Exhibit 10.6Employment Agreement, dated November 16, 2017, by and between Kelly G. Howard and Real Industry, Inc.

Exhibit 99.1Real Industry, Inc. Press Release dated November 17, 2017.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment Agreement to the Factoring Agreement, dated November 15, 2017, by and between Real Alloy Germany GmbH and TARGO Commercial Finance AG.
10.2	Term Sheet dated November 17, 2017 for the ABL Credit Agreement for the Real Alloy Debtors.
10.3	Term Sheet dated November 17, 2017 for the Note Purchase Agreement for the Real Alloy Debtors.
10.4	Employment Agreement, dated November 16, 2017, by and between Michael J. Hobey and Real Industry, Inc.
10.5	Employment Agreement, dated November 16, 2017, by and between Kyle Ross and Real Industry, Inc.
10.6	Employment Agreement, dated November 16, 2017, by and between Kelly G. Howard and Real Industry, Inc.
99.1	Real Industry, Inc. Press Release dated November 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: November 17, 2017	By:	/s/ Michael J. Hobey
	Name:	Michael J. Hobey
	Title:	President and interim Chief Executive Officer